MORTGAGE NOTE


$42,087,513                                                   New York, New York
                                                                November 4, 1996


         FOR VALUE RECEIVED, CALI HARBORSIDE PLAZA I (FEE) ASSOCIATES L.P., a New Jersey limited partnership, having an address of 11 Commerce Drive, Cranford, New Jersey 07016 (hereinafter called "Maker"), promises to pay to U S WEST PENSION TRUST, INVESTMENT MANAGEMENT COMPANY, together with any future holder of this Note and their successors and assigns (hereinafter called "Payee"), or order, at BOSTON SAFE DEPOSIT AND TRUST COMPANY, as Trustee of the U S WEST PENSION TRUST, INVESTMENT MANAGEMENT COMPANY, Attn: Doug Cook, One Boston Place, One Cabot Road 028-004G, Medford, Massachusetts 02155, or at such other place as may be designated, from time to time, in writing by Payee, the principal sum of Forty-Two Million Eighty-Seven Thousand Five Hundred Thirteen Dollars ($42,087,513) in lawful money of the United States of America, together with interest on the principal balance outstanding from time to time, as hereinafter provided.

         1. Defined Terms. The following terms as used in this Note shall have the following meanings:

                  (a) The term "Guaranty" shall mean those certain Guaranty Agreements of even date herewith from Cali Realty Corporation, a Maryland corporation, and Cali Realty, L.P., a Delaware limited partnership (collectively, the "Guarantors"), for the benefit of Payee guaranteeing the full and prompt payment of this Note and performance of all of Maker's obligations with respect to this Note. Maker and Guarantors are jointly and severally liable hereunder.

                  (b) The term "Loan Documents" shall mean the Mortgage and the Other Security Documents.

                  (c) The term "Mortgage" shall mean that certain Mortgage, Assignment of Rents, Security Agreement and Financing Statement of even date herewith given by Maker to Payee as security for this Note encumbering certain property located in Hudson County, New Jersey, as more particularly described therein (the "Mortgaged Property"), as the same may hereafter be spread, released, extended, modified or amended from time to time.

                  (d) The term "Other Security Documents" shall mean all and any of the documents other than this Note or the Mortgage, now or hereafter executed by Maker or others, and by or in favor of Payee, which wholly or partially secure or guarantee payment of this Note.

                  (e) The term "Principal Balance" shall mean the outstanding principal balance of this Note from time to time outstanding.

         2. Initial Interest Rate. The initial interest rate on this Note shall be six and 99/100 percent (6.99%) per annum ("Initial Interest Rate"). The Initial Interest Rate was calculated by adding 90 basis points to the Current Index, as hereinafter defined.

         3. Calculation of Interest. Interest on this Note shall be computed on the basis of a 360-day year composed of twelve (12) 30-day months from the date of the advance until the Maturity Date (as hereinafter defined) and the actual number of days elapsed in the period for which interest is payable.

         4. Interest Rate Adjustments and Payment Adjustments. The interest rate and payments under this Note shall be adjusted as follows:

                  (a) Change Dates. The interest rate charged under this Note shall be reset on November 4, 1999 ("First Change Date") (effective for monthly payments beginning on November 4, 1999 through November 3, 2002), and on November 4, 2002 ("Second Change Date") (effective for monthly payments beginning on November 4, 2002 through the Maturity Date of this Note). The First Change Date and the Second Change Date are hereinafter referred to collectively as the "Change Dates."

                  (b) The Index. On each Change Date, the interest rate will be based on an Index. The "Index" is the weekly average yield on United States Treasury Securities adjusted to a constant maturity of three (3) years as made available by the Federal Reserve Board. (The Index is currently made available in Statistical Release H-15). The most recent Index figure available as of the Change Date is called the "Current Index." If the Index is no longer available, the Payee will choose a new Index which is based on comparable information.
The Payee will give Maker written notice of such choice.

                  (c) Calculation of Interest Rate. On the First Change Date, Payee will calculate the new interest rate by adding one hundred ten (110) basis points to the Current Index. On the Second Change Date, Payee will calculate the new interest rate by adding one hundred thirty (130) basis points to the Current Index. The Initial Interest Rate and the interest rate as calculated on each Change Date shall be the "Current Interest Rate."

                  (d) Effective Date of Change. The Current Interest Rate will become effective on each Change Date. Maker will pay the amount of the new monthly payment beginning on the first payment date after each Change Date.

                  (e) Notice of Changes. Payee will deliver or mail to Maker a notice of any change in the interest rate and the amount of the new monthly payment within ten (10) calendar days after each Change Date.

         5. Monthly Payments. Interest only on the outstanding Principal Balance shall be payable monthly in arrears beginning on the first day of the first calendar month after the first advance of principal under this Note and continuing on the first day of each subsequent month until January 1, 2006 (hereinafter referred to as the "Maturity Date"), on which date the entire unpaid Principal Balance and interest shall be due and payable in full.
Notwithstanding the foregoing to the contrary, so long as Maker is not in default under this Note or under the Loan Documents, and as long as Maker does not give Payee notice of its intent to make an interest payment as hereinafter provided, any interest due and payable under this Note shall be added to the principal balance of this Note and, thereafter, bear interest at the Current Interest Rate then in effect; provided, however, that the amount of such accrued and unpaid interest for any monthly interest payment period during the term of this Note shall not exceed the amount set forth under the column entitled "Accreted Principal" on Exhibit A attached hereto and incorporated herein by this reference for each such interest payment period. In the event that Maker elects to pay any interest due with respect to any monthly interest payment, Maker shall provide Payee with written notice not less than three (3) days before any interest payment date of its election to pay any interest due and payable on such date.

         6. Application of Payments. In the absence of any default or Event of Default under this Note or any of the other Loan Documents, all payments shall be applied first to the payment of interest, then to costs and expenses of collection incurred as a result of any default or Event of Default under this Note or any of the other Loan Documents, if any, then to late charges, if any, and then to the reduction of principal, so long as any default or Event of Default exists, payments may be applied in such manner as Payee may elect in Payee's sole discretion.

         7. Right of Prepayment. The Principal Balance may be prepaid, in whole or in part, without penalty, upon Maker's giving Payee at least ten (10) days prior written notice, provided that any partial payments of principal shall be made in the amount of One Hundred Thousand Dollars ($100,000.00), or any integral multiples thereof, and any partial prepayments shall be applied to installments in the inverse order of maturity. Any prepayments of the Principal Balance in full shall be accompanied by the amount of accrued and unpaid interest computed at the Current Interest Rate on the amount prepaid, together with all of the amounts then due and payable under any of the Loan Documents.

         8. Defaults. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                  (a) if any portion of the Note is not paid on the date the same shall become due and payable, and such failure continues for five (5) days after delivery of written notice thereof to Maker;

                  (b) if Maker shall fail to pay or cause to be paid within twenty (20) days of notice and demand by Payee, any instalment of any assessment against the Mortgaged Property for local improvements heretofore or hereafter laid, which assessment is or may become payable in annual or periodic installments and is or may become a lien on the Mortgaged Property, notwithstanding the fact that such instalment may not be due and payable at the time of such notice and demand;

                  (c) if any Federal tax lien is filed against Maker or the Mortgaged Property and the same is not discharged of record within thirty (30) days; provided, however, Maker shall have the right to contest, at its own expense, by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the amount or validity of such tax lien, provided neither the Mortgaged Property nor any part thereof or interest therein will in the opinion of Payee be in danger of being sold, forfeited, terminated, lost or cancelled and, provided further, Maker shall have either set aside adequate reserves or shall have furnished such security as may be required in the proceeding, or as may be reasonably required by Payee;


                  (d) if without the consent of Payee any part of the Mortgaged Property or any interest therein is in any manner further encumbered, sold, transferred or conveyed in violation of the terms and provisions of Section 12 of the Mortgage, or if any Improvement or the Equipment (as defined in the Mortgage) (except for normal replacement of the Equipment or the renovation and construction of the Improvements) is removed, demolished or materially altered;

                  (e) if without the consent of Payee any of the Leases (as defined in the Mortgage) are made, cancelled or modified in violation of the terms and provisions of Section 8 of the Mortgage or if any portion of the Rents (as defined in the Mortgage) are paid for a period of more than one (1) month in advance or if any of the Rents are further assigned;

                  (f) if any representation or warranty of Maker, or of any Guarantor guaranteeing payment of the Note or any portion thereof or performance by Maker of any of the terms of this Note made herein or in any such guaranty, or in any certificate, report, financial statement or other instrument furnished in connection with the making of this Note, the Mortgage, or any such guaranty, shall prove false or misleading in any material respect;

                  (g) if Maker or any Guarantor shall make an assignment for the benefit of creditors;

                  (h) if a court of competent jurisdiction enters a decree or order for relief with respect to Maker or any Guarantor under Title 11 of the United States Code as now constituted or hereafter amended or under any other applicable Federal or state bankruptcy law or other similar law, or if such court enters a decree or order appointing a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of Maker or any Guarantor, or of any substantial part of their respective properties, or if such court decrees or orders the winding up or liquidation of the affairs of Maker or any Guarantor and such order or decree is not vacated within sixty (60) days of entry;

                  (i) if Maker or any Guarantor files a petition or answer or consent seeking relief under Title 11 of the United States Code as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy law or other similar law, or if Maker or any Guarantor consents to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or any Guarantor, or of any substantial part of their respective properties, or if Maker or any Guarantor fails generally to pay their respective debts as such debts become due, or if Maker or any Guarantor takes any action in furtherance of any action described in this subparagraph;

                  (j) if Maker or any other person shall be in default beyond any applicable grace or cure periods under the Note or under any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Note, in whole or in part, or otherwise executed and delivered in connection with this Note, the Mortgage or the loan evidenced and secured thereby;

                  (k) if Maker shall be in default beyond applicable grace or cure periods under any mortgage covering any part of the Mortgaged Property whether superior or inferior in lien to the Mortgage;

                  (l) if the Mortgaged Property shall become subject (i) to any tax lien, other than a lien for local real estate taxes and assessments not due and payable, or (ii) to any mechanic's, materialman's or other lien and such lien shall remain undischarged or unbonded for thirty (30) days after actual or constructive notice of such lien is received by Maker;

                  (m) if any claim of priority to the lien of the Mortgage, whether by title, lien or otherwise, is consented to by Maker or upheld by a court of competent jurisdiction;

                  (n) if Maker shall continue to be in default under any of the other terms, covenants or conditions of this Note or any of the other Loan Documents for five (5) days after notice from Payee in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Payee in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Maker shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty
(30) day period shall be extended for so long as it shall require Maker in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred eighty (180) days (unless a condition exists which is beyond Maker's control, in which case such period shall be extended for a period beyond such 180-day period as long as the Mortgaged Property and the value thereof is in no way jeopardized or threatened by such further extension); or

                  (o) If Maker shall fail to comply with the Environmental Requirements set forth in Section 44 of the Mortgage.

         9. Security. This Note is secured by the Mortgage and the Other Security Documents. Any Event of Default under this Note shall constitute a Default or an Event of Default under the Loan Documents, and any Event of Default under any of the Loan Documents shall constitute an Event of Default under this Note. Upon the occurrence of any such Event of Default, the entire unpaid Principal Balance, accrued interest and other sums owing under this Note shall, at the option of Payee and subject to any grace period provided for in the Mortgage, become at once due and payable in full, without notice or demand, and Payee shall have the option to foreclose or to require the foreclosure of any or all liens surviving the payment thereof and/or to exercise any other rights and remedies available to Payee hereunder or under any of the other Loan Documents, at law or in equity. The Principal Balance, interest and other sums due upon the maturity of this Note, by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the greater on a daily basis of (i) 20%; or (ii) 5% plus the Current Interest Rate, as defined in this Note; provided, however, that such interest rate shall in no event exceed the maximum interest rate which Maker may by law pay, for the period after notice from Payee that such costs or expenses were incurred to the date of payment to Payee ("Default Rate"). All such costs and expenses incurred by Payee pursuant to the terms of this Note, with interest, shall be secured by this Note.

         10. Acceleration. Immediately upon or any time after the occurrence of an Event of Default hereunder or under any of the other Loan Documents, Payee, in its sole discretion may, without notice and demand, declare the Note to be immediately due and payable in full.

         11. Waiver. Maker and all parties now or hereafter liable for payment of this Note, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety or otherwise, hereby severally (i) waive presentment for payment, demand, protest, notice of protest, notice of dishonor and all other notices and demands whatsoever, other than any notice which may be required pursuant to this Note and the Mortgage, (ii) consent to impairment or release of collateral, extensions of time for payment, and acceptance of late or partial payments before, at or after maturity, (iii) agree that Payee's acceptance of one or more partial payments after acceleration of the maturity of this Note will not constitute a waiver of such acceleration, regardless of any contrary notice or statement of condition which may accompany any such partial payment, (iv) waive any right to require Payee to proceed against any security for this Note before proceeding hereunder, (v) agree to pay on demand a late charge of five (5%) of any payment which is not paid within ten (10) days after the date due, and (vi) agree to pay all costs and expenses, including reasonable attorney fees, which may be incurred by Payee in collecting this Note or in enforcing and realizing upon any security for this Note.

         12. Remedies Cumulative; Waiver. The remedies of Payee provided herein or in any of the other Loan Documents shall be cumulative and concurrent, may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Payee and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event. Acceptance by Payee of any payment after the due date thereof shall not be deemed to be a waiver of any default with respect to such payment or an extension of the due date of any such payment or the due date of any other payment. Furthermore, acceptance by Payee of any payment in any amount less than the amount then due hereunder or under the other Loan Documents shall be an acceptance on account only and shall not in any way affect the existence of a default hereunder or under the other Loan Documents.

         13. Usury. This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the Principal Balance at a rate which could subject Payee to either civil or criminal liability as a result of being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If by the terms of this Note Maker is at any time required or obligated to pay interest on the Principal Balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the Principal Balance.

         If Maker consists of more that one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

         14. Applicable Law. The terms of this Note shall be governed and construed under the laws of the State of New Jersey.

         15. Amendment. This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of such change or termination is sought.

         16. Validity of Obligations. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute and deliver this Note and that the debt hereunder constitutes a valid and binding obligation of Maker.

         17. Headings and General Application. The section entitlements hereof are for convenience of reference only and shall in no way affect, modify, or define, or be used in construing the text of such section. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee," "Guarantors," and "Maker" shall include their respective successors and assigns.

         18. Counting of Days. The term "days" when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized within which the Mortgaged Property is located, the period shall be deemed to end on the next succeeding business day.

         19. Jurisdiction. Maker hereby consents to the personal jurisdiction of the state and federal courts of the States of New Jersey and New York.

         20. Right of Offset. In the event that Plaza One Exchange Place Limited Partnership, Harborside Exchange Place Limited Partnership, Plaza II Urban Renewal Associates L.P., and Plaza III Urban Renewal Associates L.P. (collectively, the "Seller") as Seller of the Mortgaged Property, fails to pay the leasing and brokerage commissions as required by Section 4.2.8(iii) of the Agreement of Purchase and Sale dated September 11, 1996 between Seller and Maker, Payee hereby agrees that Maker shall be entitled to offset the amount of the payment stipulated in Maker's notice on a dollar-to-dollar basis against the next due payment of interest or principal due under this Note.

         IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written.

                                  CALI HARBORSIDE PLAZA I (FEE) ASSOCIATES L.P., a New Jersey limited partnership

ATTEST:                           By: CALI SUB X, INC., a Delaware corporation,
                                      general partner


________________________________       By:______________________________________
Name: __________________________       Its:_____________________________________
Title: [Asst.] Secretary


[S E A L]

                                    EXHIBIT A

                              (Accreted Principal)